Exhibit 10.9

AMENDMENT NUMBER ONE
TO THE
SUNTRUST BANKS, INC.
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

The SunTrust Banks, Inc. Supplemental Executive Retirement Plan, as amended and restated effective as of January 1, 2011, is amended as set forth below, effective as of January 1, 2012.

1.	Article 1 is amended to add two new paragraphs at the end to read as follows:

Effective January 1, 2012, this Plan is amended to cease the accrual of benefits for all Participants at the end of business on December 31, 2011. On and after the freeze of the Plan, no new Participants will be admitted to the Plan, and for existing Participants, no additional compensation or service will be considered to determine benefit amounts. Service on and after January 1, 2012 will continue to be considered for vesting purposes and for determining eligibility for early retirement benefits. Further, interest credits will continue to accrue with respect to any portion of a Participant’s SERP Benefit attributable to his SERP Personal Pension Account.

Notwithstanding anything herein or in any individual agreement a Participant has to the contrary, if a Participant is subject to the terms of an individual agreement (including a change in control agreement) with SunTrust or an Affiliate that provide for the crediting of additional age and/or service under the Plan upon certain types of terminations of employment (an “Individual Agreement”), no such age or service crediting will occur after the end of business on December 31, 2011 for purposes of determining benefit accruals under the Plan. However, any such applicable age and/or service credits provided for in an Individual Agreement will continue to be considered for vesting purposes and for determining eligibility for early retirement benefits under the Plan.

2.	Section 2.22 is amended to add a new sentence immediately following the second sentence therein to read as follows:

Effective January 1, 2012, SERP Average Compensation means for each Tier 1 Participant and each Tier 2 Participant who terminates employment with SunTrust and all Affiliates on or after January 1, 2012, the average of such Participant’s SERP Compensation for the three (3) full calendar years out of the ten (10) full calendar years immediately preceding January 1, 2012 that will produce the largest amount.

3.	Section 2.23 is amended to add a new subsection (c) at the end to read as follows:

(c) Freeze of SERP Benefit. Notwithstanding anything herein to the contrary, the SERP Benefits of all Participants shall be frozen and cease to accrue at the end of business on December 31, 2011.

4.	Section 2.24 is amended to add a new subsection (c) at the end to read as follows:

(c) Freeze of SERP Compensation. Notwithstanding anything herein to the contrary, SERP Compensation shall not include any compensation earned after the end of business on December 31, 2011.

5.	Section 2.25 is amended to add a new sentence at the end to read as follows:

Notwithstanding anything herein to the contrary, the SERP Service of all Participants shall be frozen and cease to accrue at the end of business on December 31, 2011; provided however, a Participant’s service on and after January 1, 2012 will continue to be considered for vesting purposes and for determining eligibility for early commencement reduction factors used in the Retirement Plan.

6.	Article 3 is amended to add a new paragraph at the end to read as follows:

Notwithstanding anything herein to the contrary, effective on and after January 1, 2012, no person shall be eligible to enter the Plan. Participants as of January 1, 2012 with a SERP Benefit will continue to be Participants, but shall not be eligible to accrue any additional benefits under the Plan after the end of business on December 31, 2011.

7.	Section 4.1 is amended to add a new subsection (e) at the end to read as follows:

(e) Freeze of SERP Benefits. Notwithstanding anything herein to the contrary, the SERP Benefits of all Participants shall be frozen and cease to accrue at the end of business on December 31, 2011; provided however, a Participant’s service on and after January 1, 2012 will continue to be considered for vesting purposes and for determining eligibility for early commencement reduction factors set forth in Section 4.1(b), and to the extent any portion of a Participant’s SERP Benefit is attributable to his SERP Personal Pension Account, interest credits shall continue to accrue in the same manner and at the same rate as would accrue on the Personal Pension Account under the Retirement Plan until such amount is paid or commences under this Article 4.

8.	Section 13.4(a) is revised in its entirety to read as follow:

(a)
notwithstanding anything herein or in an Individual Agreement to the contrary, such Participant’s SERP Average Compensation shall be equal to the highest amount of his or her SERP Compensation for any full calendar year during the ten (10) consecutive calendar years which end on or immediately before December 31, 2011.

9.	Section 13.4(b) is amended to add a new subsection (3) at the end to read as follows:

(3)
Notwithstanding anything herein or in an Individual Agreement to the contrary, the SERP Service of all Participants shall be frozen and cease to accrue at the end of business on December 31, 2011; provided however, any SERP Service the Participant is entitled to above will continue to be considered for determining eligibility for early commencement reduction factors used in the Retirement Plan.

10.	Section 13.5(a) is revised in its entirety to read as follows:

(a)
notwithstanding anything herein or in an Individual Agreement to the contrary, such Participant’s SERP Average Compensation shall be equal to the highest amount of his or her SERP Compensation for any full calendar year during the ten (10) consecutive calendar years which end on or immediately before December 31, 2011.

11.	Section 13.5(b) is amended to add a new sentence at the end to read as follows:

Notwithstanding anything herein or in an Individual Agreement to the contrary, the SERP Service of all Participants shall be frozen and cease to accrue at the end of business on December 31, 2011; provided however, a Participant’s service on and after January 1, 2012 will continue to be considered for determining eligibility for early commencement reduction factors used in the Retirement Plan.